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                                                                   EXHIBIT 10.18


                                ADSTAR.COM, INC.

                                PROMISSORY NOTE

                                OCTOBER 21, 1999

     For value received, the undersigned AdStar.com, Inc., a Delaware corporation, ("Maker") promises to pay to the order of Paulson Capital Corporation, an Oregon corporation, ("Payee") the sum of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00), together with interest thereon at the rate of six percent per annum from the date hereof. All principal and accrued interest shall be due and payable in a single payment during business hours, Pacific time on October 21, 2001. All or any portion of the principal of and interest on this Note may be prepaid at any time, without penalty. If any portion of the principal and accrued interest on this Note remains unpaid after October 21, 2001, such unpaid principal and accrued interest shall accrue additional interest at the rate of twelve percent per annum from October 22, 2001 until paid. This Note shall be subordinate in right of payment to the $850,000 promissory note to InterEquity Capital Partners, L.P., provided that this Note may be paid when due in accordance with its terms if the Maker is not then in default under such $850,000 note and the making of the payment on this Note will not cause an event of default to occur.

     All of Payee's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Payee of any partial payment made hereunder after the time when any amount hereunder becomes due and payable will not establish a custom, or waive any rights of Payee to enforce prompt payment hereof.

     Maker, except as otherwise specifically set forth herein, for itself and for its successors, transferees and assigns hereby irrevocably (i) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever; and (ii) agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Payee hereof without in any way affecting or diminishing Maker's liabilities hereunder.

     Under no circumstances shall the interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest hereunder in excess of the highest rate applicable hereto, Payee shall promptly refund such excess interest to Maker.

     Maker agrees to pay, upon Payee's demand therefor, any and all costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred by Payee in enforcing any of Payee's rights hereunder.

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     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then, and in either of such events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect.

     This instrument shall be governed by and construed in accordance with the laws of the State of Oregon, without giving effect to its choice of law rules.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Promissory Note as of the day and year first above written.

                                             ADSTAR.COM, INC. a
                                             Delaware corporation



                                             By:  B.J. Douek
                                                  --------------------------
                                             Its: SVP & CFO